Exhibit 99.1

BIOGEN ANNOUNCES PRIVATE EXCHANGE OFFER

FOR 5.200% SENIOR NOTES DUE 2045 OPEN TO CERTAIN INVESTORS

Cambridge, Mass., February 4, 2021 – Biogen Inc. (“Biogen”) (Nasdaq: BIIB) today announced the commencement of a private offer to exchange (the “Exchange Offer”) any and all of its outstanding 5.200% Senior Notes due 2045 (the “Old Notes”), totaling $1.75 billion in aggregate principal amount, for a new series of senior notes to be issued by Biogen (the “New Notes”) and cash, if any, on the terms and conditions set forth in the Offering Memorandum dated February 4, 2021 (the “Offering Memorandum”) and the accompanying eligibility letter (the “Eligibility Letter”), Canadian beneficial holder form and notice of guaranteed delivery (collectively, the “Exchange Offer Documents”). No consents to any amendment or waiver of the terms of the indenture governing the Old Notes are being solicited in connection with the Exchange Offer.

The Exchange Offer is being made only to “Eligible Holders,” which are holders of Old Notes that certify that they are “qualified institutional buyers”, as that term is defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or that are non-U.S. persons, as that term is defined in Rule 902 under the Securities Act (other than “retail investors” in the European Economic Area or the United Kingdom, and investors in any province or territory of Canada that are individuals or that are institutions or other entities that do not qualify as both “accredited investors” and “permitted clients”), as more fully described in the Eligibility Letter. All holders of Old Notes who are not Eligible Holders are “Ineligible Holders”.

The table below provides information regarding the Old Notes and the consideration to be paid in the Exchange Offer.

Title of Old Notes to be Exchanged	Principal Amount Outstanding (mm)	CUSIP/ISIN	Reference U.S. Treasury Security	Cash Payment Percent of Premium(1)	Fixed Spread (basis points)	Bloomberg Reference Screen
5.200% Senior Notes due 2045	$1,750	09062X AD5 / US09062XAD57	1.375% due August 15, 2050	67%	115	FIT1

(1)

The Cash Payment Percent of Premium is the portion of the premium that Biogen intends to pay in cash. The premium is equal to the excess of the Total Exchange Consideration for each $1,000 in principal amount of Old Notes over $1,000.

The table below summarizes the terms of the New Notes.

Title of Series of New Notes	Maturity Date	Reference U.S. Treasury Security	Fixed Spread (basis points)	Bloomberg Reference Screen
Senior Notes due 2051	February 15, 2051	1.375% due August 15, 2050	135	FIT1

The Exchange Offer will expire at 5:00 p.m., New York City time, on February 10, 2021, unless extended or earlier terminated by Biogen (the “Expiration Date”). Tenders of Old Notes submitted in the Exchange Offer may be validly withdrawn at any time at or prior to the Expiration Date, unless extended by Biogen, but thereafter will be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Biogen). The “Settlement Date” will be promptly following the Expiration Date and is expected to be February 16, 2021, unless extended by us.

Concurrently with the Exchange Offer, Biogen also announced today the commencement of a separate cash tender offer (the “Cash Offer”), made only to Ineligible Holders, to purchase Old Notes for cash.

Biogen will deliver New Notes and any cash consideration in exchange for Old Notes accepted for exchange in the Exchange Offer on the Settlement Date.

Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, Eligible Holders who (i) validly tender and do not validly withdraw Old Notes at or prior to the Expiration Date or (ii) deliver a valid notice of guaranteed delivery and all other required documents at or prior to the Expiration Date and tender their Old Notes at or prior to 5:00 p.m., New York City time, on the second business day after the Expiration Date, expected to be on February 12, 2021, pursuant to certain guaranteed delivery procedures and subject in each case to the delivery of the eligibility letter and the tender being in the Authorized Denominations (as defined in the Offering Memorandum), and whose Old Notes are accepted for exchange by Biogen, will receive consideration in the Exchange Offer equal to the Total Exchange Consideration (as defined below).

The Total Exchange Consideration will be calculated at 11:00 a.m., New York City time, on February 10, 2021, unless extended (such date and time, as it may be extended, the “Pricing Time”). The Total Exchange Consideration for the Old Notes, which will be determined in accordance with standard market practice as described in the Offering Memorandum, equates to a yield to the par call date of the Old Notes equal to the Fixed Spread specified for the Old Notes in the table above over the reference yield, which will be based on the bid-side yield of the Reference U.S. Treasury Security specified for the Old Notes in the table above at the Pricing Time.

The Total Exchange Consideration will consist of New Notes and a cash payment equal to the Cash Payment Percent of Premium multiplied by the premium (the excess of the Total Exchange Consideration for each $1,000 in principal amount of Old Notes over $1,000). The issue price of the New Notes, which will be determined in accordance with standard market practice as described in the Offering Memorandum, equates to a yield to maturity equal to the Fixed Spread specified for the New Notes in the table above over the benchmark yield, which will be based on the bid-side yield of the Reference U.S. Treasury Security specified for the New Notes in the table above at the Pricing Time.

Biogen may, at its option, elect to increase or decrease the principal amount of New Notes exchangeable for each $1,000 principal amount of Old Notes tendered and accepted by up to $100 per $1,000 principal amount. Such adjustment would affect the composition, but not the amount, of the Total Exchange Consideration. Biogen expects any such election to be made as of the Pricing Time.

In addition to the Total Exchange Consideration, Biogen also intends to pay in cash accrued and unpaid interest on the Old Notes accepted for exchange from the last interest payment date to, but excluding, the Settlement Date (the “Accrued Coupon Payment”), and amounts due in lieu of fractional amounts of New Notes. Interest will cease to accrue on the Settlement Date for all Old Notes accepted in the Exchange Offer, including those tendered pursuant to the guaranteed delivery procedures. The last interest payment date for the Old Notes is expected to be September 15, 2020.

The complete terms and conditions of the Exchange Offer are set forth in the Exchange Offer Documents, which will be distributed to Eligible Holders in connection with the proposed Exchange Offer. The Exchange Offer is subject to certain conditions, including (i) that, as of the Expiration Date, the combination of the yield of the New Notes and the Total Exchange Consideration for the Old Notes would result in the New Notes and such Old Notes not being treated as “substantially different” under Accounting Standards Codification Subtopic 470-50 (Modifications and Extinguishments), (ii) that, as determined at the Pricing Time, the consummation of the Exchange Offer and the issuance of the New Notes will constitute a “significant modification” of the Old Notes for U.S. federal income tax purposes, (iii) the timely satisfaction or waiver of all of the conditions precedent to the completion of the Cash Offer (the “Cash Offer Completion Condition”), (iv) that the aggregate amount of cash payable by Biogen to Ineligible Holders participating in the Cash Offer is no greater than $50.0 million before giving effect to the Accrued Coupon Payment, (v) that the bid-side yield on the Reference U.S. Treasury Security for the Old Notes in the table above is not more than 2.40% at the Pricing Time, (vi) that the bid-side yield on the Reference U.S. Treasury Security for the Old Notes in the table above is not less than 1.65% at the Pricing Time, (vii) that the aggregate principal amount of New Notes to be issued in the Exchange Offer is at least $300.0 million (the “Minimum Issue Condition”), and (viii) certain customary conditions, as described in the Offering Memorandum.

Biogen will terminate the Exchange Offer if it terminates the Cash Offer, and Biogen will terminate the Cash Offer if it terminates the Exchange Offer. Biogen may not waive the Cash Offer Completion Condition or the Minimum Issue Condition; however, subject to applicable law, Biogen reserves the right, in its reasonable discretion, to waive any of the other conditions.

The Exchange Offer and the issuance of the New Notes have not been registered under the Securities Act, under any other federal, state or other local law pertaining to the registration of securities, or with any securities regulatory authority of any state or other jurisdiction. The New Notes may not be offered or sold except pursuant to an exemption, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

Only Eligible Holders who have completed and returned the eligibility letter are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offer. For Canadian Eligible Holders, participation in the Exchange Offer is also conditioned upon the completion and return of the Canadian beneficial holder form. There is no separate letter of transmittal for the Exchange Offer.

Eligible Holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that beneficial owner to be able to participate in, or withdraw its instruction to participate in, the Exchange Offer, before the deadlines specified herein and in the Exchange Offer Documents. The deadlines set by any such intermediary, The Depository Trust Company and any applicable clearing system for the submission of tender instructions will be earlier than the relevant deadlines specified herein and in the Exchange Offer Documents.

Global Bondholder Services Corporation is serving as exchange agent and information agent for the Exchange Offer. Documents relating to the Exchange Offer will only be distributed to holders of Old Notes who certify that they are Eligible Holders. Questions or requests for assistance related to the Exchange Offer or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation (866) 470-3900 (U.S. toll-free) or (212) 430-3774 (collect for banks and brokers), or via e-mail at contact@gbsc-usa.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Exchange Offer Documents can be accessed by Eligible Holders who complete and return the eligibility letter at the following link: https://gbsc-usa.com/eligibility/biogen.

This news release is not an offer to sell or buy or a solicitation of an offer to buy or sell any of the securities described herein. The Exchange Offer is being made solely by the Exchange Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law and the terms and conditions of the Exchange Offer.

About Biogen

At Biogen, our mission is clear: we are pioneers in neuroscience. Biogen discovers, develops and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases as well as related therapeutic adjacencies. One of the world’s first global biotechnology companies, Biogen was founded in 1978 by Charles Weissmann, Heinz Schaller, Kenneth Murray and Nobel Prize winners Walter Gilbert and Phillip Sharp. Today Biogen has the leading portfolio of medicines to treat multiple sclerosis, has introduced the first approved treatment for spinal muscular atrophy, commercializes biosimilars of advanced biologics and is focused on advancing research programs in multiple sclerosis and neuroimmunology, Alzheimer’s disease and dementia, neuromuscular disorders, movement disorders, ophthalmology, neuropsychiatry, immunology, acute neurology and neuropathic pain.

Biogen Safe Harbor

This news release contains forward-looking statements, including statements relating to the anticipated Pricing Time, Expiration Date, Settlement Date and other dates and time periods for the Exchange Offer, the potential consummation of the Exchange Offer and the Cash Offer and the potential fulfillment or failure of conditions to the Exchange Offer. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “possible,” “will,” “would” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including the risk that tenders of Old Notes may be insufficient to satisfy the Minimum Issue Condition, the risk that the Cash Offer is not consummated, the risk that other conditions to the Exchange Offer will not be satisfied or waived, the risk that the Exchange Offer will not be consummated on the terms and conditions set forth in the Exchange Offer Documents or at all, the risk that we may amend, terminate or extend the Exchange Offer, the risk that the Pricing Time, Expiration Date, Settlement Date and other dates and time periods for the Exchange Offer may be delayed or extended, the risk that the Exchange Offer may be adversely affected by market conditions or adverse changes to our business or prospects and the other risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission.

These statements are based on current beliefs and expectations and speak only as of the date of this news release. We do not undertake any obligation to publicly update any forward-looking statements.

Biogen Media Contact:	Biogen Investor Contact:
David Caouette Biogen Inc. Tel: (781) 464-3260	Mike Hencke Biogen Inc. Tel: (781) 464-2442